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                                                                   EXHIBIT 23.02

KPMG Peat Marwick LLP

400 Capitol Mall           Telephone 916-448-4700           Telefax 916-554-1199

Sacramento, CA 95814


The Board of Directors


California Financial Holding Company:



We consent to incorporation by reference in the registration statement (No. 333-21937) on Amendment No. 1 to Form S-4 of Temple-Inland Inc. of our report dated February 21, 1997 relating to the consolidated statements of financial condition of California Financial Holding Company (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 and we also consent to the reference to our Firm under the heading of "Experts".



Our report dated February 21, 1997 refers to the adoption by the Company of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 122, Accounting for Mortgage Servicing Rights.



                                            /s/ KPMG Peat Marwick LLP



March 17, 1997